                                                                    EXHIBIT 99.3


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of BindView Development Corporation

     We have audited the supplemental consolidated balance sheet of BindView Development Corporation and subsidiaries as of December 31, 1998 and 1997, and the related supplemental consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Netect Ltd. which statements reflect total assets and revenues constituting 2 percent and less than 1 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Netect Ltd., is based solely on the report of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     The supplemental financial statements give retroactive effect to the merger of BindView Development Corporation and Netect Ltd. on March 1, 1999, which has been accounted for as a pooling of interests as described in the Notes 1 and 14 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of BindView Development Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

     In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of BindView Development Corporation and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

    The consolidated financial statements of BindView Development Corporation and subsidiaries for the year ended December 31, 1996, prior to the restatement for the March 1, 1999 pooling of interests, and the separate financial statements of Netect Ltd. included in the 1996 supplemental consolidated financial statements were audited by other auditors whose reports expressed unqualified opinions on those statements. We audited the combination of the accompanying supplemental consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1996 after restatement for the March 1, 1999 pooling of interests, and in our opinion, such supplemental consolidated financial statements have been properly combined on the basis described in Note 1 to the financial statements.


/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
January 28, 1999, except as to Note 14, which is as of March 1, 1999

                        BINDVIEW DEVELOPMENT CORPORATION
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                        (in thousands, except par value)

                                     ASSETS

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1998        1997
                                                                                --------    --------
Current assets:
  Cash and cash equivalents .................................................   $ 48,010    $  9,197
  Short-term Investments ....................................................     10,187          --
  Accounts receivable, net ..................................................      5,711       4,729
  Deferred tax assets .......................................................      3,245       3,150
  Other current assets ......................................................      1,676         156
                                                                                --------    --------
          Total current assets ..............................................     68,829      17,232
Property and equipment, net .................................................      5,342       1,554
Capitalized software, net ...................................................      1,374          --
Other assets ................................................................        492          71
                                                                                --------    --------
          Total assets ......................................................   $ 76,037    $ 18,857
                                                                                ========    ========

                               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable ..........................................................   $  1,954    $    889
  Accrued liabilities .......................................................      1,903         987
  Accrued compensation ......................................................        984         936
  Deferred revenue ..........................................................      4,994       2,029
                                                                                --------    --------
          Total current liabilities .........................................      9,835       4,841
                                                                                --------    --------
Commitments and contingencies (Note 10)
Convertible debentures ......................................................      7,572       3,219
Other long-term liabilities .................................................         94          55
                                                                                --------    --------
          Total long-term liabilities .......................................      7,666       3,274
                                                                                --------    --------

Shareholders' equity:
  Convertible preferred stock, $0.01 par value, 20,000 shares
     authorized, 0 and 2,528 shares issued and outstanding, respectively.....         --          25
  Convertible preferred stock, $0.025 par value, 520 shares
     authorized, 7 and 4 shares issued and outstanding, respectively ........         --          --
  Common stock, no par value, 100,000 shares authorized,
     21,103 and 13,756 shares issued an outstanding, respectively ...........          1           1
  Additional paid-in capital ................................................     65,675      32,851
  Common Stock to be issued, 175 shares .....................................      3,352          --
  Common Stock Warrant to purchase 438 shares ...............................         --         550
  Accumulated deficit .......................................................    (10,532)     (8,668)
  Cumulative translation adjustment .........................................         40          --
  Treasury stock, 0 and 4,922 shares ........................................         --     (14,017)
                                                                                --------    --------
          Total shareholders' equity ........................................     58,536      10,742
                                                                                --------    --------
          Total liabilities and shareholders' equity ........................   $ 76,037    $ 18,857
                                                                                ========    ========


              The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                        BINDVIEW DEVELOPMENT CORPORATION
             SUPPLEMENTAL CONSOLIDATED STATEMENT OF OPERATIONS AND
                          COMPREHENSIVE INCOME (LOSS)
                    (in thousands, except per share amounts)



                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                                         1998        1997        1996
                                                       --------    --------    --------
Revenues:
  Licenses .........................................   $ 30,209    $ 17,821    $  9,720
  Services .........................................      8,275       3,056       1,294
                                                       --------    --------    --------
          Total revenues ...........................     38,484      20,877      11,014
                                                       --------    --------    --------
Cost of revenues:
  Cost of licenses .................................        958         644         465
  Cost of services .................................      1,123         637         362
                                                       --------    --------    --------
          Total cost of revenues ...................      2,081       1,281         827
                                                       --------    --------    --------
Gross profit .......................................     36,403      19,596      10,187
                                                       --------    --------    --------
Costs and expenses:
  Sales and marketing ..............................     19,096      10,200       4,267
  Research and development .........................     10,513       4,320       2,254
  General and administrative .......................      4,311       3,421       1,526
  Purchased in-process research and development ....      2,488          --          --
  Stock compensation expense .......................         --      15,262         436
                                                       --------    --------    --------
Operating income (loss) ............................         (5)    (13,607)      1,704
Other income, net ..................................      1,086          79           5
                                                       --------    --------    --------
Income (loss) before income tax provision ..........      1,081     (13,528)      1,709
Provision (benefit) for income taxes ...............      2,945      (3,150)         --
                                                       --------    --------    --------
Net income (loss) ..................................   $ (1,864)   $(10,378)   $  1,709

Other comprehensive income, net of tax:
   Gain from foreign currency translation ..........         40          --          --
                                                       --------    --------    --------
   Comprehensive income (loss) .....................   $ (1,824)   $(10,378)   $  1,709
                                                       ========    ========    ========

Basic loss per share...............................    $  (0.13)
Diluted loss per share.............................    $  (0.13)
  Pro forma information:
   Net income (loss) as reported...................                $(10,378)   $  1,709
   Pro forma charge (benefit) in lieu of income
     taxes.........................................                    (765)        697
                                                                   --------    --------
   Pro forma net income (loss).....................                $ (9,613)   $  1,012
                                                                   ========    ========
   Pro forma basic net income (loss) per share.....                $  (1.10)   $   0.12
   Pro forma diluted net income (loss) per share...                $  (1.10)   $   0.09


              The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                        BINDVIEW DEVELOPMENT CORPORATION
          SUPPLEMENTAL CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (in thousands)



                                                       COMMON                         RETAINED
                                      COMMON STOCK      STOCK   ADDITIONAL  COMMON    EARNINGS    CUMULATIVE              TOTAL
                                    -----------------   TO BE    PAID-IN    STOCK   (ACCUMULATED  TRANSLATION TREASURY SHAREHOLDERS'
                                     SHARES    AMOUNT DELIVERED  CAPITAL    WARRANT    DEFICIT)   ADJUSTMENT   STOCK      EQUITY
                                    --------  ------- --------- ----------  -------  -----------  ----------  --------  -----------
Balance at January 1, 1996 ........    7,740  $     1 $      -- $       14  $    --  $     1,199  $       --  $     --  $     1,214
  S Corporation distributions .....       --       --        --         --       --         (557)         --        --         (557)
  Issuance of common stock ........      447       --        --        199       --           --          --        --          199
  Net income ......................       --       --        --         --       --        1,709          --        --        1,709
                                    --------  ------- --------- ----------  -------  -----------  ----------  --------  -----------
Balance at December 31, 1996 ......    8,187        1        --        213       --        2,351          --        --        2,565
  Issuance of common stock ........      111       --        --        902       --           --          --        --          902
  S Corporation distributions .....       --       --        --         --       --       (1,274)         --        --       (1,274)
  Issuance of common stock to
     satisfy 1993 employment and
     acquisition liability ........      503       --        --        272       --           --          --        --          272
  Issuance of common stock
     pursuant to termination of
     Phantom Stock Plan ...........    4,945       --        --     14,092       --           --          --        --       14,092
  Transfer of S Corporation
     accumulated deficit upon
     conversion to C Corporation ..       --       --        --       (633)      --          633          --        --           --
  Issuance of convertible preferred
     stock (2,532 shares) .........       --       --        --     18,024       --           --          --        --       18,024
  Issuance of warrant to purchase
     common stock (438 shares) ....       --       --        --         --      550           --          --        --          550
  Purchase of treasury stock
     (4,922 shares) ...............       --       --        --         --       --           --          --   (14,017)     (14,017)
  Exercise of stock options .......       10       --        --          6       --           --          --        --            6
  Net loss ........................       --       --        --         --       --      (10,378)         --        --      (10,378)
                                    --------  ------- --------- ----------  -------  -----------  ----------  --------  -----------
Balance at December 31, 1997 ......   13,756        1        --     32,876      550       (8,668)         --   (14,017)      10,742
  Exercise of stock options .......    1,091       --        --      2,076       --           --          --        --        2,076
  Exercise of stock warrants ......    1,188       --        --      4,796     (550)          --          --        --        4,246
  Issuance of convertible preferred
     stock (3 shares)..............       --       --        --         39       --           --          --        --           39
  Issuance of common stock ........        4       --        --          6       --           --          --        --            6
  Tax benefit related to exercise
     of employee stock options ....       --       --        --      3,462       --           --          --        --        3,462
  Conversion of preferred stock ...    6,320       --        --         --       --           --          --        --           --
  Initial public offering .........    3,321       --        --     30,025       --           --          --        --       30,025
  Secondary offering ..............      345       --        --      6,412       --           --          --        --        6,412
  Shares to be issued to acquire
     business (175 shares) ........       --       --     3,352         --       --           --          --        --        3,352
  Retirement of treasury stock ....   (4,922)      --        --    (14,017)      --           --          --    14,017           --
  Cumulative translation
     adjustment ...................       --       --        --         --       --           --          40        --           40
  Net loss ........................       --       --        --         --       --       (1,864)         --        --       (1,864)
                                    --------  ------- --------- ----------  -------  -----------  ----------  --------  -----------
Balance at December 31, 1998 ......   21,103  $     1 $   3,352 $   65,675  $    --  $   (10,532) $       40  $     --  $    58,536
                                    ========  ======= ========= ==========  =======  ===========  ==========  ========  ===========


              The accompanying notes are an integral part of these
                supplemental consolidated financial statements.

                        BINDVIEW DEVELOPMENT CORPORATION
               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)


                                                                                      YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------
                                                                                  1998         1997          1996
                                                                                --------     --------       ------
                     Cash flows from operating activities:
                       Net income (loss).................................       $ (1,864)    $(10,378)      $1,709
                       Adjustments to reconcile net income (loss)
                          to net cash provided by operating activities:
                          Depreciation and amortization expense..........          1,205          846          427
                          Stock compensation expense.....................             --       14,642           --
                          Increase in provision for bad debts............              9          170           --
                          Purchased in-process research and development..          2,488           --           --
                          Deferred income taxes..........................          2,798       (3,150)          --
                          Interest payable...............................            392           42           --
                          Changes in assets and liabilities, net of
                             acquired business:
                            (Increase) in accounts receivable............           (909)      (2,762)        (925)
                            (Increase) decrease in other current assets..         (1,485)         408          (75)
                            Increase in accounts payable.................          1,043          614           37
                            Increase in accrued liabilities..............            800        1,464          128
                            Increase in deferred revenue.................          2,843        1,459           86
                                                                                --------     --------       ------
                               Net cash provided by operating activities.          7,320        3,355        1,387
                                                                                --------     --------       ------
                     Cash flows from investing activities:
                       Purchase of property and equipment................         (5,140)      (1,465)        (584)
                       Purchase of short-term investments................        (10,187)          --           --
                       Disposal of property and equipment................            201           --           --
                       Cash acquired in business acquisition.............            156           --           --
                       Other.............................................           (397)         (94)        (130)
                                                                               ---------    ---------      -------
                               Net cash used by investing activities.....        (15,367)      (1,559)        (714)
                                                                               ---------    ---------      -------
                     Cash flows from financing activities:
                       S Corporation distributions.......................             --       (1,274)        (557)
                       Notes payable and long-term debt..................             73           83          (16)
                       Proceeds from issuance of convertible preferred
                               stock and common stock warrants...........             39       18,024           --
                       Proceeds from issuance of common stock............             --          559          199
                       Proceeds from issuance of debentures..............          3,949        3,099           --
                       Purchases of treasury stock.......................             --      (14,017)          --
                       Proceeds from initial public offering.............         30,025           --           --
                       Proceeds from secondary offering..................          6,412           --           --
                       Proceeds from exercise of stock warrants, net.....          4,246                        --
                       Proceeds from exercise of stock options...........          2,076            6           --
                                                                                --------     --------       ------
                               Net cash provided (used) by financing
                                 activities..............................         46,820        6,480         (374)
                     Effect of exchange rate changes on cash.............             40           --           --
                                                                                --------     --------       ------
                     Net increase in cash and cash equivalents...........         38,813        8,276          299
                     Cash and cash equivalents at beginning of period....          9,197          921          622
                                                                                --------     --------       ------
                     Cash and cash equivalents at end of period..........       $ 48,010     $  9,197       $  921
                                                                                ========     ========       ======

                     Supplemental disclosures for cash flow information:
                       Cash paid during the year for interest............       $     --     $      9       $   15
                       Cash paid during the year for income taxes........       $     --     $     --       $   --

                     Noncash financing and investing activities:
                       Issuance of 503 shares of common stock in 1997
                          to satisfy 1993 acquisition liability..........       $     --     $    272       $   --
                       Issuance of warrant to purchase 438 shares of
                          common stock in 1997 to satisfy bonus
                          obligation.....................................       $     --     $    550       $   --


              The accompanying notes are an integral part of these
                 supplemental consolidated financial statements.

                        BINDVIEW DEVELOPMENT CORPORATION
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1998, 1997 and 1996
             (in thousands, except per share amounts and par value)

1. Description of Business and Summary of Significant Accounting Policies

Operations

    BindView Development Corporation (the Company), a Texas corporation, was incorporated in May 1990. Previous to 1995, the Company was known as The LAN Support Group, Inc. Pursuant to the sale of convertible preferred stock, the Company's Subchapter S election terminated on October 16, 1997.

    The Company develops, markets and supports a suite of systems and security management software products that manage the security and integrity of complex, distributed client/server networks operating on Microsoft Windows NT and Novell NetWare environments.

Principles of Consolidation

    The consolidated financial statements include the accounts of BindView Development Corporation and its wholly-owned subsidiaries. In March of 1999, BindView merged with Netect, Ltd. ("Netect") in a pooling of interests transaction. The financial data included in these financial statements have been restated to reflect the merger with Netect. All significant intercompany transactions have been eliminated.

Revenue Recognition

    In October 1997 the American Institute of Certified Public Accountants (AICPA) issued Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition," which the Company adopted effective as of January 1, 1997. Such adoption had no effect on the Company's method of recognizing revenue from its license and subscription contract activities. Prior to 1997, the Company recognized revenue in accordance with SOP No. 91-1, "Software Revenue Recognition". The Company sells its products under perpetual licenses and recognizes its license revenue upon meeting each of the following criteria: (i) execution of a written purchase order, license agreement or contract; (ii) delivery of software or, if the customer has previously received evaluation software, delivery of the software license code; and (iii) issuance of the related license, with no significant vendor obligations or customer acceptance rights outstanding; (iv) the license fee is fixed or determinable; and (v) collectibility is assessed as being probable. Revenues from perpetual licenses are recorded as license revenue in the Supplemental Consolidated Statement of Operations and Comprehensive Income. Service revenues include subscription contracts and professional services. Subscription contracts are purchased separately by customers at their discretion and related revenues are recognized ratably over the contract term. The portion of subscription contract revenues that have not yet been recognized as revenues is reported as deferred revenue in the accompanying Supplemental Consolidated Balance Sheet.

    In March 1998 the AICPA issued SOP No. 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition," to extend the deferral of the application of certain passages of SOP 97-2. In December 1998 the AICPA issued SOP No. 98-9, "Modification of SOP 97-2, `Software Revenue Recognition,' with Respect to Certain Transactions," to require recognition of revenue by means of the `residual method' under certain conditions. These Statements do not have any impact on the Company's revenue recognition based upon the Company's current business practices.

Postcontract Customer Support

    Prior to January 1, 1998, the Company provided postcontract customer support, consisting solely of telephone technical support, to its customers. The costs of providing this support was accrued and charged to expense at the time the revenue was recognized. Accrued liabilities at December 31, 1997 included $78, related to providing this support.

Advertising Costs

    Advertising costs are expensed as incurred.

Research and Development

    Research and development costs are charged to operations when incurred. In accordance with the provisions of Statement of Financial Accounting Standards
(SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", the Company capitalizes costs incurred in the development of software once technological feasibility has been determined. The Company currently considers technological feasibility to have been established once a working model of a product has been produced and tested. Amortization of capitalized software development costs is based on the ratio of actual revenues to expected revenues for a product or a straight line basis over the product's useful life, whichever is greater. To date, costs incurred by the Company's development staff and capitalizable subsequent to the establishment of technological feasibility have not been material and are included in capitalized software in the accompanying Supplemental Consolidated Balance Sheet.

    Capitalized software also includes the cost of developed products obtained by the Company as a result of its business combinations with other companies. In December 1998, the Company completed its acquisition of Curasoft, Inc. and recorded $1,381 in capitalized software development costs as part of its purchase price allocation (Note 13).

Stock-Based Compensation

The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic method, as prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount the employee must pay to acquire the stock, and is recognized over the related vesting period. The Company provides supplemental disclosure of the effect on net income and earnings per share as if the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" had been applied in measuring compensation expense.

Severance Pay

The Company's liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Employees are entitled to one month's salary for each year of employment, or a portion thereof. The Company's liability is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual.

Income Taxes

    Prior to October 16, 1997, the Company had elected to be treated as an S Corporation for federal income tax purposes. Accordingly, all federal income tax liability prior to that date was the responsibility of the shareholders.

    The provision for income taxes is computed based on income earned from the termination date of the Company's Subchapter S election on October 16, 1997. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of the assets and liabilities.

    The pro forma results of operations of the Company reflect a pro forma charge in lieu of income taxes prior to October 16, 1997.

Earnings Per Share

    The Company's earnings per share data is presented in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share is computed using the weighted average number of shares outstanding. Diluted earnings per share is computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding securities with a right to purchase or convert into common stock (Note 12).

Cash and Cash Equivalents

    The Company considers investments with original maturity dates of three months or less from the date of purchase to be cash equivalents.

Short-Term Investments

    Short term investments have original maturities of more than three months and a remaining maturity of less than one year. These investments are stated at cost, which approximates market, as it is the intent of the Company to hold these securities until maturity. At December 31, 1998, the Company had short term investments in Commercial Paper, Corporate and Euro dollar bonds and Medium and Short Term Notes of $3,917, $3,948 and $2,322, respectively.

Concentration of Credit Risk

    Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and accounts receivable. The Company maintains its cash equivalent balance in money market funds invested in U.S. Treasury Certificates or in U.S. dollar linked instruments with major Israeli banks. These funds are not FDIC insured. The Company has not experienced any losses in such funds and believes it is not exposed to any significant credit risk on cash equivalents. The Company's investment policies restrict its investments to low risk, highly liquid securities. The Company also performs periodic evaluations of its investment policies to review its investment credit risk.

    Management believes that concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company's customer base and their dispersion across many different industries and geographic regions. The Company performs ongoing credit evaluations of its customers to minimize credit risk. Approximately 10%, 13% and 10% of the Company's sales were made on an export basis, primarily to customers in Europe and the United Kingdom in 1998, 1997 and 1996, respectively.

Property and Equipment

    Property and equipment are stated at cost. Depreciation is computed by applying the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

Long-Lived Assets

    The Company reviews the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying value amount. The Company has not identified any such impairment losses.

Use of Estimates

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, sales and expenses, and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Fair Value of Financial Instruments

    The fair value of cash equivalents, investments, accounts receivable, accounts payable and deferred revenues reflected in the December 31, 1998 and 1997 Supplemental Consolidated Balance Sheet approximate their carrying value due to their short maturities.

    The fair value of convertible debentures reflected in the December 31, 1998 and 1997 Supplemental Consolidated Balance Sheet were estimated using discounted cash flow analyses, based on Netect's incremental borrowing rates for similar types of borrowing arrangements.

Foreign Currency

    Assets and liabilities of the Company's foreign operations are translated into United States dollars at the exchange rate in effect at the balance sheet date, and revenue and expenses are translated at the average exchange rate for the period. The functional currency of those subsidiaries is the primary currency in which they operate. Cumulative translation adjustments are reported as a separate component of shareholders' equity. To date, all adjustments resulting from the process of translating foreign subsidiaries financial statements into U.S. dollars have not been significant.

Recent Pronouncements

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130 "Reporting Comprehensive Income". This standard requires the disclosure of comprehensive income and its components for all years presented. The Company's only component of other comprehensive income is foreign currency translation adjustments. The Company's cumulative translation adjustment is now characterized as accumulated other comprehensive income.

    In June 1997, the FASB issued SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information". This standard is effective for fiscal years beginning after December 15, 1997. The Company currently operates in a single industry and geographic segment and does not expect this standard to have a material impact on disclosures with respect to the Company's financial condition or results of operations.

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This standard, which is effective for all quarters of fiscal years beginning after June 15, 1999, addresses the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. Under this standard, entities are required to carry all derivative instruments in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, the reason for holding it. The Company must adopt this standard by October 1, 1999. The Company does not anticipate that this standard will have an effect on its financial statements as it conducts no hedging activities and does not hold or issue any derivatives.

2. Accounts Receivable

Accounts receivable balances are summarized as follows:

                                                  DECEMBER 31,
                                               ------------------
                                                1998       1997
                                               -------    -------
Trade accounts receivable ..................   $ 5,915    $ 4,911
Other accounts receivable ..................        --         13
                                               -------    -------
                                                 5,915      4,924
Less -- allowance for doubtful accounts ....      (204)      (195)
                                               -------    -------
                                               $ 5,711    $ 4,729
                                               =======    =======

Bad debt expense totaled $9, $170 and $0 in 1998, 1997 and 1996 respectively.

3. Property and Equipment

    Property and equipment balances are summarized as follows:

                                                                                          DECEMBER 31,
                                                                                     ---------------------
                                                                        ESTIMATED
                                                                       USEFUL LIVES    1998         1997
                                                                       ------------  --------     --------
                             Computer equipment and software.......    3 years       $  6,042     $  2,393
                             Office furniture and other equipment..    3-7 years        1,259          496
                             Leasehold improvements................    Lease terms        761          206
                                                                                     --------     --------

                                                                                        8,062        3,095
                             Less -- accumulated depreciation.                         (2,720)      (1,541)
                                                                                     --------     --------
                                                                                     $  5,342     $  1,554
                                                                                     ========     ========

    Depreciation expense totaled $1,198, $716 and $327 in 1998, 1997 and 1996, respectively.

4. Capitalized Software

    Capitalized software costs are summarized as follows:

                                                                                DECEMBER 31,
                                                                             ------------------
                                                                              1998        1997
                                                                             -------     ------
                                      Capitalized software.............      $ 1,669     $  288

                                      Less - accumulated amortization..         (295)      (288)
                                                                             -------     ------
                                                                             $ 1,374     $   --
                                                                             =======     ======

Capitalized software is being amortized on the basis of the estimated life determined to be between three and seven years. Amortization expense totaled $7, $130 and $100, in 1998, 1997 and 1996 respectively.

5. Credit Agreements and Financing Arrangements

On June 10, 1998, the Company secured a $2,000 line of credit and a $500 line of credit. Any principal draws on the $2,000 line of credit mature on June 10, 1999. Any principal draws on the $500 line of credit mature 30 months after the date of such advances. These lines of credit are collateralized by certain accounts receivable, property and equipment and other assets. There have been no borrowings under these facilities.

In November 1998, the Company secured a $250 line of credit. Any principal draws on this line between January 1, 1998 and June 30, 1998 mature on September 1, 2001 and any principal draws on this line between July 1, 1998 and July 30, 1999 mature on June 1, 2002. This line of credit is collateralized by certain property and equipment and other assets. At December 31, 1998, $73 was borrowed under this facility.

6. Convertible Debentures

Convertible debentures for $3,960 and $3,178 were issued in 1998 and 1997, respectively, to certain investors. These debentures bear interest at 8% accrued annually and payable upon conversion or redemption. In accordance to the terms set forth in the agreement, the debentures may be converted into common stock of the Company at a rate of $14.48 per share. If the debentures are not converted, they shall be redeemed on November 30, 2001. The redemption date can be deferred, at the holder's request, until November 30, 2002. Certain assets of the Company have been pledged as collateral for these debentures.

7. Income Taxes

Effective October 16, 1997, the Company elected to be treated as a C Corporation for federal income tax purposes. Accordingly, no federal income tax expense was recorded by the Company for the years ended December 31, 1996 and from January 1, 1997 through October 16, 1997 because operating results are reported in the individual income tax returns of the shareholders.

    The Company's income tax provision (benefit) was comprised of the following:

                                          PERIOD FROM
                                           OCTOBER 16,
                       YEAR ENDED           1997 TO
                      DECEMBER 31,        DECEMBER 31,
                          1998                1997
                      ------------        ------------
Current:
  Federal ..........    $    --             $    --
  State ............         --                  --
  International ....         --                  --
Deferred:
  Federal ..........      2,910              (3,060)
  State ............        435                 (90)
  International ....       (400)                 --
                        -------             -------
        Total ......    $ 2,945             $(3,150)
                        =======             =======


    A reconciliation of the federal statutory tax rate and the Company's provision for income taxes is as follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                         ------------------------------------
                                                                          1998           1997           1996
                                                                         ------        -------         ------
                  Income taxes at the applicable federal statutory       $  370        $(3,217)        $  577
                    rates........................................
                  State income taxes, net of federal benefit.....            50            (68)            20
                  Research and development credit................          (500)            --             --
                  Non-deductible purchased in-process research
                    and development..............................           870             --             --
                  Tax obligation allocated to S Corporation
                    shareholders.................................            --           (765)          (697)
                  Valuation allowance............................         2,330            900            100
                  Other..........................................          (175)            --             --
                                                                         ------        -------         ------
                  Provision (benefit) for income taxes...........        $2,945        $(3,150)        $   --
                                                                         ======        =======         ======

    Deferred tax assets and liabilities at December 31, 1998 are comprised of the following:

                                                                                        DECEMBER 31,
                                                                                    ---------------------
                                                                                     1998          1997
                                                                                    -------       -------
                              Assets:
                                Net operating loss carryforward................     $ 6,375       $ 3,849
                                Research and development credit carryforward...         500            --
                                Allowance for bad debts........................          70            68
                                Other..........................................          --            61

                              Liabilities
                                Accrued liabilities............................          --           172
                                Differences in basis for long-lived assets.....        (370)           --
                                                                                    -------       -------
                              Total............................................     $ 6,575       $ 4,150

                              Less: Valuation allowance........................      (3,330)       (1,000)
                                                                                    -------       -------
                                                                                      3,245         3,150
                                                                                    =======       =======

    The Company's net operating loss carryforward at December 31, 1997 was primarily attributable to the stock compensation expense realized during the C Corporation period related to the termination of the Company's phantom stock plan (Note 8) and the losses of Netect. The Company's net operating loss carryforward at December 31, 1998 of approximately $15,500 for federal income tax purposes expires between 2010 - 2012 and is primarily attributable to deductions generated by the exercise of employee stock options and the losses of Netect. The Company's ability to utilize the net operating loss carryforwards related to its acquisitions may be subject to certain limitations. Based on the historical earnings generated by the Company, management believes it is more likely than not that the tax benefits related to the net operating loss carryforward will be realized and has, therefore, provided no valuation allowance for the related deferred tax asset, with the exception of $3,330 provided at December 31, 1998 for the net operating loss generated from Netect and certain foreign subsidiaries.

    Netect has been granted certain tax exemptions in Israel to encourage development activities in Israel. Such exemptions may not be available if changes in the Company's activities occur.

8. Stock Compensation Expense

Phantom Stock Plan Termination

    In 1996, the Company implemented a phantom stock plan which granted phantom stock units to certain employees. Each phantom stock unit provided the participant with the right to receive shares of Company common stock upon the occurrence of a change in control of the Company, an initial public offering of the Company's common stock, liquidation of the Company or a sale of substantially all of the Company's assets (the "Events"). Since the number of shares of Common Stock a participant might receive would not be known until one of the Events occurred, the Company had treated the Phantom Stock Plan in accordance with Financial Accounting Standards Board Interpretation No. 28 (FIN
28) and accordingly had not recognized stock compensation expense upon the grant of the units. Stock compensation expense was recognized by the Company in October 1997 when the plan participants voted to have the Company terminate the Plan in connection with the sale of Convertible Preferred Stock and Warrants and the number of shares to be issued under the Plan were known.

    The Company granted 6,598 phantom stock units during 1996. No grants were made during 1997. The Company terminated the Phantom Stock Plan in October 1997 and issued 1,757 shares of common stock on October 13, 1997 and 3,188 shares of common stock on October 16, 1997 to retire the Phantom Stock Plan. The Company recognized a related stock compensation charge of $14,712 in October 1997.

    On October 16, 1997, the Company issued 1,304 common stock options under the Company's 1997 Employee Stock Option Plan with an exercise price of $2.85 per share to former participants in the Phantom Stock Plan (Note 9). No compensation expense has been recorded related to these options as the exercise price is equal to the fair market value of the Company's common stock on the date of grant.

    Stock compensation expense of $436 was recognized in 1996 in connection with cash payments made for the extinguishment of certain rights to receive Company common stock which were held by a terminated employee.

Officer Warrants

    In November 1997, the Company issued a warrant to purchase 438 shares of common stock at a price of $2.85 per share to an officer to terminate a provision of the stock option agreement with that officer. The Company recognized compensation expense of $550 during the fourth quarter of 1997 based upon the fair value of the warrant issued.

9. Shareholders' Equity

Issuance of Common Stock to Satisfy Acquisition Liability

In April 1997, the Company issued 503 shares to satisfy its 1993 obligation incurred related to an employment agreement and the acquisition of certain technology rights.

Issuance of Convertible Preferred Stock and Warrants

    In February 1997, Netect issued to a certain investor a warrant to purchase 62 shares of common stock, at $16.14 per share. These warrants were immediately exercisable and have an expiration date of February 23, 2000.

    In October 1997, the Company issued 2,528 shares of $0.01 par value convertible preferred stock and warrants to purchase 750 shares of common stock, at $4.00 per share in exchange for $18,002 of cash. The warrants were immediately exercisable and had an expiration date of April 16, 2000. In the event of a liquidation of the Company, the Company's preferred stock had a liquidation preference over its common stock. The preferred stock had a liquidation value of $7.12 per preferred share and was convertible at the option of the holder into common stock on a 2.5-for-1 basis. As a result of the Company's initial public offering in July of 1998, the Company's preferred stock automatically converted into common stock.

    In October 1997 and July 1998, Netect issued 4 and 3 shares of $0.025 par value convertible preferred stock and warrants to purchase 57 and 6 shares of common stock, at less than $0.01 per share in exchange for $22 and $39, respectively. In the event of a liquidation of the Company, the Company's preferred stock had a liquidation preference over its common stock. The preferred stock had a liquidation value of $14.48 per preferred share and was convertible at the option of the holder into common stock on a 1-for-1 basis. These preferred shares bear a preferred compound annual dividend of 8% based on the original purchase price of $14.48 per share.

    In November 1997, Netect issued a warrant to purchase 36 shares of common stock at a price of less than $0.01 per share to its former Chief Executive Officer. This warrant was issued in conjunction with the termination agreement with that officer.

Treasury Stock Transactions

    The Company repurchased 4,922 shares of common stock for $2.85 per share in October 1997. These treasury shares were retired by the Company in September 1998.

Initial Public Offering

    On May 15, 1998, the Company filed a registration statement permitting the Company to sell 2,759 shares of its common stock to the public and 563 additional shares to cover over-allotments. The registration statement also permitted certain stockholders of the Company to sell 991 shares to the public. The registration statement became effective on July 23, 1998. With the exercise of the over-allotment, the initial public offering resulted in proceeds to the Company of approximately $30,025, net of approximately $3,189 in underwriting fees and offering expenses. The Company received no proceeds from the sale of shares by selling stockholders in the initial public offering.

Secondary Offering

    On November 25, 1998, the Company filed a registration statement permitting the Company to sell 300 shares of its common stock to the public and 45 additional shares to cover over-allotments. The registration statement also permitted certain stockholders of the Company to sell 2,700 shares to the public and 405 additional shares to cover over-allotments. The registration statement became effective on December 4, 1998. With the exercise of the over-allotment, the secondary offering resulted in proceeds to the Company of approximately $6,412, net of approximately $833 in underwriting fees and offering expenses. The Company received no proceeds from the sale of shares by selling stockholders in the secondary public offering.

Incentive Stock Option Plan

    In 1996, the Company's Board of Directors adopted the Incentive Stock Option Plan. At December 31, 1998, there were 1,753 shares of common stock reserved by the Board of Directors for issuance under this plan. Options on 464, 262 and 170 shares were exercisable at December 31, 1998, 1997 and 1996 with a weighted average exercise price per share of $1.06, $0.80 and $0.78, respectively.

Nonqualified Stock Option Plan

    In 1996, the Company's Board of Directors adopted the Nonqualified Stock Option Plan. At December 31, 1998, there were 976 shares of common stock reserved by the Board of Directors for issuance under this plan. Options on 517 and 219 shares were exercisable at December 31, 1998 and 1997, with a weighted average exercise price per share of $2.23 and $1.34, respectively. There were no options exercisable at December 31, 1996.

1997 Employee Stock Option Plan

    In 1997, the Company's Board of Directors adopted the 1997 Employee Stock Option Plan. At December 31, 1998, there were 1,074 shares of common stock reserved by the Board of Directors for issuance under this plan. Options on 565 shares were exercisable at December 31, 1998, with a weighted average exercise price per share of $2.85. There were no options exercisable at December 31, 1997.

1998 Omnibus Incentive Plan

    In 1998, the Company's Board of Directors adopted the 1998 Omnibus Incentive Plan. At December 31, 1998, there were 1,749 shares of common stock reserved by the Board of Directors for issuance under this plan. Options on 29 shares were exercisable at December 31, 1998, with a weighted average exercise price per share of $4.88.

Non-Employee Director Plan

    In 1998, the Company's Board of Directors adopted the Non-Employee Director Plan. At December 31, 1998, there were 250 shares of common stock reserved by the Board of Directors for issuance under this plan. There were no options exercisable at December 31, 1998.

International Employee Stock Option Plan and Section 102 Share Option Plan

    In 1998, Netect's Board of Directors adopted the International Employee Stock Option and Section 102 Share Option Plans. At December 31, 1998, there were 308 shares of common stock reserved by the Board of Directors for issuance under these plans. Options on 10 shares were exercisable at December 31, 1998, with a weighted average exercise price per share of $4.50.

All Stock-Based Compensation Plans

    Substantially all options reserved under the Company's Incentive Stock Option Plan, the Nonqualified Stock Option Plan and the 1997 Employee Stock Option Plan have been issued. Options granted under the Incentive Stock Option Plan, Nonqualified Stock Option Plan, 1998 Omnibus Incentive Plan and Non-Employee Director Plan generally vest 20% per year over five years. Options granted under the International Employee Stock Option Plan and the Section 102 Share Option Plan generally vest 25% per year over four years. Options granted under the 1997 Employee Stock Option Plan vest at varying rates through the year 2001. Options must be exercised no later than ten years from the date of grant. Stock options have been granted at the fair market value of the Company's stock at the date of grant.

    The following table summarizes combined activity under the stock option plans for each of the three years ended December 31, 1998:

                                                                                                      WEIGHTED
                                                                                                       AVERAGE
                                                                                        PRICE PER       PRICE
                                                                           OPTIONS        SHARE       PER SHARE
                                                                           -------    --------------  ---------
                   Options outstanding, December 31, 1995
                     Options granted.................................        1,529    $0.75 - $ 2.47  $    1.50
                     Options lapsed or canceled......................         (133)           $ 0.75  $    0.75
                     Options exercised...............................           --                --         --
                                                                           -------
                   Options outstanding, December 31, 1996............        1,396    $0.75 - $ 2.47  $    1.57
                     Options granted.................................        3,391    $1.10 - $ 2.85  $    2.01
                     Options lapsed or canceled......................         (213)   $0.75 - $ 2.85  $    0.97
                     Options exercised...............................          (10)   $0.75 - $ 0.76  $    0.75
                                                                           -------
                   Options outstanding, December 31, 1997............        4,564    $0.75 - $ 2.85  $    1.92
                     Options granted.................................        1,596    $3.85 - $27.50  $   10.70
                     Options lapsed or canceled......................         (116)   $0.95 - $10.00  $    3.03
                     Options exercised...............................       (1,091)   $0.75 - $10.00  $    1.91
                                                                           -------
                   Options outstanding, December 31, 1998............        4,953    $0.75 - $27.50  $    4.72
                                                                           =======

    The following table summarizes significant ranges of outstanding and exercisable options at December 31, 1998:

                                                      OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                                              ----------------------------------    --------------------
                                                           WEIGHTED     WEIGHTED                WEIGHTED
                                                            AVERAGE      AVERAGE                 AVERAGE
                                              SHARES IN    REMAINING    EXERCISE    SHARES IN   EXERCISE
                                              THOUSANDS  LIFE IN YEARS    PRICE     THOUSANDS     PRICE
                                              ---------  -------------  --------    ---------   --------
                          under $5.00......     4,103          7.7      $   2.31      1,580     $   2.15
                          $5.01 - $10.00...       478          9.5      $   9.99          5     $  10.00
                          $10.01 - $15.00..         3          9.6      $  14.38         --     $     --
                          $15.01 - $20.00..        61          9.8      $  18.00         --     $     --
                          $20.01 - $25.00..        85          9.8      $  21.46         --     $     --
                          Over $25.01......       223         10.0      $  27.50         --     $     --
                                                -----                                 -----
                                                4,953                                 1,585
                                                =====                                 =====

Stock Based Compensation Disclosures

    For periods prior to the Company's initial public offering, the minimum value of stock based compensation was calculated in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The following weighted average assumptions using the Black-Scholes model were used to calculate stock based compensation for the three years ended December 31, 1998 (the minimum value method does not include volatility):

                                                                        1998  1997   1996
                                                                        ----  ----   ----
                           Expected life (in years).................      4      4      4
                           Interest rate............................      5%     6%     6%
                           Volatility...............................     77%   N/A    N/A
                           Dividend yield...........................      0%     0%     0%

    Stock based compensation costs would have reduced pretax income by $1,097, $164 and $18 in 1998, 1997 and 1996, respectively ($757, $107 and $12 after tax and $0.05, $0.01 and $0 per share in 1998, 1997 and 1996, respectively) if such compensation in that year had been recognized as compensation expense on a straight-line basis over the vesting period of the grant.

10. Commitments and Contingencies

Lease Commitments

    The Company conducts its operations in leased facilities under operating leases expiring at various dates through 2001. The leases are cancelable upon payment of six months rent and reimbursement of the unamortized balance of the leasehold allowance. Total lease expense amounted to approximately $795, $642 and $304 at December 31, 1998, 1997 and 1996, respectively.

    The minimum rental commitments under operating leases at December 31, 1998 were: $2,023 in 1999, $2,228 in 2000, $1,893 in 2001, $1,884 in 2002 and $1,866
in 2003 and beyond.

11.  401(k) Plan

    Effective January 1, 1995, the Company adopted a 401(k) plan which is available to all full-time employees. Employees contribute to the plan through payroll deductions. The Company matches 50% of the participant's contribution up to a maximum of 6% of a participant's compensation. Additionally, the Company may make a discretionary contribution as determined by the Board of Directors. Total Company contributions were $546, $174 and $165 in 1998, 1997 and 1996, respectively.

12.  Net Income per Share

    As a result of the Company's change from an S Corporation to a C Corporation in October 1997, presentation of pro forma net income per share is necessary for the years ended December 31, 1997 and 1996. Shares issued as a result of the 503 shares issued in 1997 to satisfy a 1993 acquisition liability have been treated as if they had been effective and outstanding as of January 1, 1996 and included in weighted average shares outstanding. Shares to be issued in connection with the Curasoft acquisition (Note 13) are not material to the weighted shares outstanding.

    The computation of basic and diluted net (loss) per share and pro forma basic and diluted net income (loss) per share follows:


                                                                                       YEAR ENDED DECEMBER 31,
                                                                                 ----------------------------------
                                                                                   1998         1997         1996
                                                                                 --------     --------     --------
                        Net (loss).........................................      $ (1,824)    $     --     $     --
                        Pro forma net income (loss)........................      $     --     $ (9,613)    $  1,012
                                                                                 ========     ========     ========
                        Shares used in basic calculation (in thousands):
                          Total basic shares...............................        14,098        8,762        8,317
                        Additional shares for diluted computation:
                          Effect of stock options..........................         3,259          593           70
                          Effect of warrants...............................           545           15           --
                          Effect of convertible debentures.................           333           37           --
                          Effect of convertible preferred stock............         3,537        1,319           --
                          Effect of phantom stock..........................            --        5,075        2,748
                          Exclusion of share equivalents that are
                             anti-dilutive because a loss was incurred.....        (7,674)      (7,039)          --
                                                                                 --------     --------     --------
                                  Total diluted shares.....................        14,098        8,762       11,135
                                                                                 ========     ========     ========

                        Basic net (loss) per share.........................      $  (0.13)
                        Diluted net (loss) per share.......................      $  (0.13)
                        Pro forma basic net income (loss) per share........                   $  (1.10)    $   0.12
                        Pro forma diluted net income (loss) per share......                   $  (1.10)    $   0.09


13.  Acquisition

    In December 1998, the Company committed to deliver 175 shares of its common stock in exchange for all of the outstanding equity interests in Curasoft, Inc. in a transaction accounted for as a purchase. The aggregate consideration in the transaction was valued at $3,352. Incremental costs incurred and capitalized in connection with the acquisition were $140. In addition, the Company may be obligated to make contingent payments to certain former owners of Curasoft based on the achievement of future revenue targets related to an existing product and to an in-process technology, as well as their continued employment with the Company. As of December 31, 1998, the maximum aggregate amount of these contingent payments is approximately $4,800. When it is determined that the payment of any of these contingent payments is probable, the Company expects to record a corresponding charge to compensation expense related to these payments.

    The Company allocated the purchase price to assets and liabilities acquired in the transaction based on their relative fair values as determined by an independent valuation firm. These acquired assets will be amortized over their estimated useful lives not exceeding 7 years. The Company has allocated $1,381 of the purchase price to the existing Curasoft ENR product family which provides fully integrated event notification and response solutions for scheduling, notification, dispatch, escalation, and response.

    To determine the fair market value of the acquired net assets, the Company relied primarily on the income approach, whereupon fair market value is a function of the future revenues expected to be generated by an asset, net of all related expenses. The future net revenue stream was discounted to the present value at an 18% rate based on the estimated level of risk associated with achieving the forecasted revenues. The income approach focuses on the income producing capability of the acquired assets and represents the present value of the future economic benefits expected to be derived from these assets.

    The purchase price allocation resulted in an immediate write-off of $2,488 for purchased in-process research and development costs related to a Curasoft product ("CuraSLAM") currently undergoing development. CuraSLAM has been designed as a stand-alone product by Curasoft and is not related to the Curasoft ENR product family. This product is currently being designed to enable customers to improve the service levels of their computing environments and will help customers better align business processes with their IT functions. This product is expected to be integrated with current and future BindView products. The Company determined that the purchased in-process technology had not reached technological feasibility and had no alternative future use based on the status of design and development activities.

    To determine the fair value of the purchased in-process research and development activities, the Company utilized values determined by an independent valuation firm, which applied the percentage of completion approach. Prior to the acquisition, Curasoft conducted in-depth market research, designed the product architecture, substantially completed the coding of the user interface and began the coding of the other modules. The Company has estimated that the development effort of this product was 50% complete at the date of acquisition. The percentage completed of 50% was applied to the estimated fair value of the completed product to determine the in-process research and development charge upon acquisition. The estimated fair value of the completed product was determined using the future revenue streams expected from the product, net of related expenses, discounted at a rate based upon the specific level of risk associated with achieving the forecasted revenues.

    The management of the Company has conducted due diligence and performed an assessment of remaining tasks and risks to achieve completion. The development activities required to complete the acquired in-process technologies include additional design, coding, quality assurance procedures and customer beta testing. The challenges facing the Company to complete the development of this product on schedule include 1) the management of a development office away from its principle offices in Houston, Texas, 2) the ability to adequately staff this office, 3) the ability to effectively integrate the product with the Company's existing products and 4) the validation of the product and its features by potential customers. If the development of the product is delayed, this could adversely impact its availability date and time-to-market and therefore, its ability to market the product. If the product is available for general distribution during the fourth quarter of 1999, the Company anticipates generating material net cash inflows from this product in 2000.

    Allocation of the purchase price in the transaction is as follows:

                           Common stock to be issued                   $ 3,352
                           Transactions costs                              140
                                                                       -------
                                Total to be allocated                  $ 3,492
                                                                       =======
                           Allocation:
                             Cash acquired                             $   157
                             Other current assets                          239
                             Capitalized software                        1,381
                             Other non-current assets                       41
                             Current liabilities                          (394)
                             Deferred taxes                               (420)
                             Purchased in-process technology             2,488
                                                                       -------
                                Total allocated                        $ 3,492
                                                                       =======

    The Company's results of operations include the operating results of Curasoft from the date of the acquisition. The unaudited pro forma results of operations, as if Curasoft had been acquired by the Company from January 1, 1997, is for illustrative purposes only and is not necessarily indicative of the combined results of operations of future periods or the results that would have actually occurred had the companies been combined during the specified periods, are as follows:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1998        1997
                                                                      --------    --------
                      Total revenues...........................       $ 39,413    $ 21,378
                      Pro forma net loss.......................       $ (2,050)   $ (9,808)
                                                                      ========    ========
                      Basic and diluted net loss per share.....       $  (0.14)   $  (1.10)
                      Total basic and diluted
                        shares outstanding.....................         14,245       8,909

14.  Subsequent Event

    On March 1, 1999 the Company merged with Netect in a stock for stock transaction accounted for as a pooling of interests. Netect develops and markets corporate security solutions for Internet/Intranet networks. In connection with the merger, the Company issued 1,161 shares of common stock, based upon an exchange ratio of 0.400022101 shares of BindView common stock for each share of Netect common stock. Merger related costs of $2,286 were incurred as a result of the transaction. The financial data included in this report have been restated to reflect the merger with Netect. There were no material transactions between the Company and Netect during the periods prior to the merger.